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                                                                   EXHIBIT 10(h)

                                                      As Amended August 25, 1994



                            SCIENTIFIC-ATLANTA, INC.

                   RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS


1. PURPOSE. The purpose of this plan ("Plan") is to enhance the ability of Scientific-Atlanta, Inc. ("Company") to attract and retain the service of experienced, able and knowledgeable persons to serve as members of the Company's board of directors ("Board") over a substantial period of years during which the full benefit of their capabilities can be realized to further the growth and profitability of the Company and return to the shareholders.

2. ADMINISTRATION. The Plan shall be administered by a Plan Administrator, who shall be appointed by the Board. In addition to the duties stated elsewhere in the Plan, the Plan Administrator shall have full authority, consistent with the Plan, to interpret the Plan and to make all determinations necessary or desirable for the administration of the Plan.

3. ELIGIBLE PARTICIPANTS. Each person who is or becomes a member of the Board on or after the effective date of this Plan and who never has been an employee of the Company shall be deemed a Participant in this Plan after having been a member of the Board for thirty-six consecutive months.

4.       RETIREMENT DATES.

                 (a) A Participant's "Normal Retirement Date" is the first day of the calendar month in which a Participant attains the age of sixty-five (65) years and is no longer a member of the Board or any subsequent month designated by a Participant in accordance with paragraph 6 below.

                 (b) A Participant's "Early Retirement Date" is the first day of the calendar month designated by a Participant in accordance with paragraph 6 below, prior to the Normal Retirement Date, on or after the month in which a Participant attains the age of fifty-five
                          (55) years.

5.       RETIREMENT BENEFIT.

                 (a) The annual retirement benefit payable to any Participant who retires on the Normal Retirement Date, or any date thereafter, will be an amount equal to the annual retainer paid by the Company to its directors for the last year that the Participant is a director.
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                 (b)      The annual early retirement benefit payable to any
                          Participant who retires on the Early Retirement Date will be the amount specified in 5(a) above, reduced by the following early retirement factors:

                                        Age at
                                     Commencement                  Factor
                                     ------------                  ------

                                         64                         .933
                                         63                         .867
                                         62                         .800
                                         61                         .733
                                         60                         .667
                                         59                         .633
                                         58                         .600
                                         57                         .567
                                         56                         .533
                                         55                         .500

                          If a Participant's age at the Early Retirement Date falls between any two of these ages, these factors shall be adjusted by straight-line interpolation.

                          Notwithstanding the foregoing, a Participant retiring prior to his or her Normal Retirement Date may elect to defer the commencement of retirement benefit payments under this Plan to the same extent, and with the same effect, as a participant retiring under the Scientific-Atlanta, Inc. Retirement Plan and Trust might defer the commencement of benefits under that plan.

                 (c) No retirement benefit will be payable to any person who is a member of the Board for less than thirty-six (36) consecutive months.

6. BENEFIT PAYMENTS. A Participant may retire by written notice to the Plan Administrator or the Secretary of the Company designating a retirement date in accordance with paragraph 4 above. Retirement benefit payments will be payable on the first day of each calendar quarter following retirement or in accordance with such other schedule of payments as may be requested by the Participant and approved by the Board. Benefit payments will continue to be paid to the Participant for the remainder of the Participant's life.

Notwithstanding the foregoing, in lieu of the normal form of payment otherwise provided under this Plan, the Plan Administrator may direct, in its sole and absolute discretion, that benefits shall be paid in a single sum that is the actuarial equivalent of the annual benefit payable to the Participant or, in the event of the Participant's death, to his or her surviving spouse.

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7.       SPOUSAL BENEFITS.  Should a Participant die before retirement benefits have begun to be paid to the Participant under this Plan, the Participant shall be deemed to retire on the later of (i) the day before his/her death, or (ii) the first day of the first calendar month thereafter in which the Participant would have attained age 55, and the Participant's surviving spouse, if any, shall be entitled to a benefit equal to the benefit that would have been paid to the Participant. If the Participant dies after retirement benefits have commenced, the participant's surviving spouse shall be entitled to annual benefit payments equal to the annual benefit previously payable to the Participant. In each case, the benefit shall continue for the lesser of (i) ten years or (ii) a number of years equal to the number of years that the Participant was a member of the Board; provided, however, that payments shall not continue after the death of the spouse.

8. DISABILITY. Should a Participant become totally and permanently disabled prior to retirement for a period of six (6) consecutive months while a member of the Board and the Board determines that such disability will continue, the Participant will be deemed to have retired on the first day of the calendar month following the month in which the Board makes such determination and the age of the Participant on such retirement date shall be deemed the older of (i) 55, or (ii) the Participant's actual age on that date. Payments will be made on the same basis as described in Sections 5, 6 and 7 above.

9. Notwithstanding anything contained in this Plan to the contrary, the provisions of this paragraph 9 shall apply to any Participant whose membership on the Board ends before a Change of Control occurs or who is a member of the Board on the date that a Change of Control occurs and who ceases within twenty-four (24) months after a Change of Control to be a member of the Board for any reason.

                 (a) Each such Participant shall be immediately vested in his or her retirement benefit payable under this Plan.

                 (b) The Company shall contribute to the trust maintained pursuant to the Scientific-Atlanta, Inc. Benefits Protection Trust Agreement a lump sum amount equal to the then-present value of the Participant's retirement benefit. This lump sum payment to the trust shall be due on the later of (i) the date when the Change of Control occurs or (ii) the date the Participant ceases to be a member of the Board. The retirement benefit of a Participant who ceases to be a member of the Board within twenty-four months after a Change of Control shall be computed as if the Participant would retire on the first day that he or she is eligible to retire (whether an Early Retirement Date or a Normal Retirement Date) following the Change of Control and the end of his or her membership on the Board. Any retirement benefits to which the Participant is entitled under the terms of this Plan shall be payable from the trust, except to the extent that the benefits are paid from the general assets of the Company.

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                 (c)      Notwithstanding the foregoing, in lieu of the form of
                          payment otherwise provided for in this paragraph 9, the Plan Administrator may direct, in its sole and absolute discretion, that upon a Change of Control benefits under this Plan shall be paid in a single lump sum that is the actuarial equivalent of the annual benefits payable to the Participant or, in the event of the Participant's death, to his or her surviving spouse.

                 (d) "Change of Control" means a change of twenty-five percent (25%) or more of the membership of the Board (excluding membership changes resulting from normal retirement of directors) within a twenty-four (24) month period following the acquisition of beneficial ownership by any person or entity, or group of persons or entities and their affiliates acting in concert, of twenty percent (20%) or more of the
                          voting securities of the Company.   "Affiliates" and
                          "beneficial ownership" shall be defined in accordance with Rules 12b-2 and 13d-3 of the Securities and Exchange Commission, as the same may from time to time be amended.

10. TERMINATION AND AMENDMENT OF THE PLAN. The Board may terminate the Plan at any time and may amend the Plan from time to time but no such termination or amendment shall adversely affect the rights of Participants under this Plan, which shall be deemed fully vested and irrevocable on the date that a director becomes a Participant in accordance with paragraph 3 above.

11.      EFFECTIVE DATE.  The effective date of this Plan is February 15, 1989.

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